Exhibit 10.33



                                LOCKUP AGREEMENT



This Lockup Agreement ("Lockup Agreement") is made as of October 18, 2000 by and between netcruise.com, inc. (the "Company") and Active Media Services, Inc. (the "Purchaser").

         To facilitate the sale of the common stock, par value $.0001 per share (the "Common Stock"), of the Company purchased pursuant to a Stock Purchase Agreement, between the Company and the Purchaser and to be registered with the Securities and Exchange Commission under the terms of Section 1.2 of the Purchaser Rights Agreement, between the Company and the Purchaser (the shares so registered pursuant to such agreement being referred to as the "Registered Shares"), the Purchaser agrees and represents to the Company that for each of the two requested registrations:

          (i) from the period beginning on the date that a registration of the Registered Shares is effective (the "Effective Date") and ending 90 days thereafter, the Purchaser will not directly or indirectly make, agree to or cause any offer, sale, loan, pledge, or other disposition of or otherwise transfer more than 250,000 Registered Shares;

         (ii) from the period beginning 90 days after the Effective Date and ending 180 days after the Effective Date, the Purchaser will not directly or indirectly make, agree to or cause any offer, sale, loan, pledge, or other disposition of or otherwise transfer more than an additional 250,000 Registered Shares;

         (iii) from the period beginning 180 days after the Effective Date and ending 270 days after the Effective Date, the Purchaser will not directly or indirectly make, agree to or cause any offer, sale, loan, pledge, or other disposition of or otherwise transfer more than an additional 250,000 Registered Shares;

         (iv) from the period beginning 270 days after the Effective Date and ending 360 days thereafter, the Purchaser will not directly or indirectly make, agree to or cause any offer, sale, loan, pledge, or other disposition of or otherwise transfer more than a further 250,000 Registered Shares.


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         (v) The Purchaser  consents to the entry of stop-transfer  instructions with the Company's transfer agent against the transfer of, and authorizes the Company to cause the transfer agent to decline to transfer, any of the Registered Shares, provided that such instructions are in strict accordance with the terms described above.

         (vi) The Purchaser hereby represents and warrants that the Purchaser has full power and authority to enter into the agreements set forth herein and that, upon reasonable request, the Purchaser will execute any additional documents necessary or desirable in connection with the enforcement hereof. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Purchaser, and any obligations of the Purchaser shall be binding upon the successors, and assigns of the Purchaser.

         (vii) For the avoidance of doubt, the parties hereto acknowledge and agree that the limitations with respect to the sale of a limited number of Registered Shares agreed to in this Lockup Agreement shall not apply to or limit the sale of other Common Stock owned by the Purchaser which: (1) may be registered pursuant to Section 1.3 of the Purchaser Rights Agreement; or (2) may otherwise be sold under certain exemptions to registration pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date above set forth.



                                                     Active Media Services, Inc.

                                                     By: /s/___________________
                                                                Arthur Wagner
                                                                President


                                                     netcruise.com, inc.

                                                     By: /s/___________________
                                                                Lawrence E. Burk
                                                                President